Exhibit 10.1

AMENDMENT TO LIMITED FORBEARANCE AGREEMENT

This AMENDMENT TO LIMITED FORBEARANCE AGREEMENT is made as of December 5, 2018 (this “Amendment”), among Synergy Pharmaceuticals Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (as defined in the Loan Agreement referred to below) party hereto, the Lenders (as defined in the Loan Agreement referred to below), and CRG Servicing LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Agent” and, collectively with Lenders, “CRG Parties”).

RECITALS

A.                                    Borrower, the Subsidiary Guarantors and the CRG Parties entered into that certain Limited Forbearance Agreement effective November 19, 2018 (the “Forbearance Agreement”).  Capitalized terms used herein without definition have the meanings assigned thereto in the Forbearance Agreement.

B.                                    Obligors and the CRG Parties desire to amend, among other things, the definition of “Forbearance Period” in Section 1(a) of the Forbearance Agreement subject to the terms hereof.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.

1.                                      Recitals.   The Recitals shall be construed as part of this Amendment.

2.                                      Extension of Forbearance Period.  The definition of “Forbearance Period” set forth in Section 1(a) of the Forbearance Agreement is hereby restated in its entirety to state as follows:

“Forbearance Period” means the period commencing on the date hereof and ending on the earliest to occur of (i) December 14, 2018 (11:59 p.m. Central time); (ii) the occurrence of any default or Event of Default under the Loan Agreement or the other Loan Documents, other than the Designated Defaults and the Liquidity Covenant Default; and (iii) in the event a petition in bankruptcy is filed by or against the Obligors, or any one of them, the date of such filing, in the event the Obligors fail to include within their first-day motions a motion for approval of debtor-in-possession financing and use of cash collateral acceptable to the CRG Parties.

3.                                      Amendment to Section 7 of the Forbearance Agreement.  Section 7(a)(ii) of the Forbearance Agreement is hereby amended and restated in its entirety to state as follows:

“(ii) no Default or Event of Default (other than the Designated Defaults and the Liquidity Covenant Default) has occurred or is continuing, or would result after giving effect hereto.”

SECTION 2.                                   Conditions to Effectiveness.

The effectiveness of this Amendment is expressly conditioned upon the satisfaction and delivery of each of the applicable conditions set forth below:

a)             Agent shall have received this Amendment duly executed and delivered by Obligors and CRG Parties.

b)             Obligor shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with the Forbearance Agreement and this Amendment that have been invoiced at least one Business Day prior to the date hereof, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

c)              The representations and warranties contained in Section 7 of the Forbearance Agreement (as amended by this Amendment) shall be true and correct on the date hereof.

d)             As a condition to the continued effectiveness of this Amendment, the Obligors covenant to deliver to CRG, no later than December 8, 2018, the following:

(i)                                     A list of all patents and patent applications created, owned and/or made by Borrower or the Subsidiary Guarantors since September 1, 2017; and

(ii)                                  A fully executed amendment to the short form intellectual property security agreement, substantially in the form attached hereto as Exhibit A.

SECTION 3.                                   Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Forbearance Agreement shall continue in full force and effect.

SECTION 4.                                   Miscellaneous.

(a)                                 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(b)                                 Loan Document.  This Amendment is a Loan Document.

(c)                                  Entire Agreement.  This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the signing parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

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(d)                                 Reviewed by Attorneys.  Each Obligor represents and warrants to CRG Parties that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and the documents executed in connection herewith, with such attorneys and other persons and advisors as such Obligor may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Amendment nor any of the other documents executed pursuant hereto shall be construed more favorably in favor of one party over the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

(e)                                  Further Assurances.  Each Obligor agrees to, and to cause any other Obligor to, take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment and all other agreements executed and delivered in connection herewith.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

SYNERGY PHARMACEUTICALS INC.

By	/s/ Gary G. Gemignani
	Name:	Gary G. Gemignani
	Title:	EVP, Chief Financial Officer

SUBSIDIARY GUARANTORS:

SYNERGY ADVANCED PHARMACEUTICALS, INC.

By	/s/ Gary G. Gemignani
	Name:	Gary G. Gemignani
	Title:	EVP, Chief Financial Officer

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ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By	/s/ Nathan Hukill
Nathan Hukill
President

LENDERS:

CRG PARTNERS III—PARALLEL FUND “A” L.P.
By	CRG PARTNERS III—PARALLEL FUND “A” GP L.P., its General Partner
	By	CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
By	CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

	Witness:	/s/ Nicole Nesson
Name: Nicole Nesson

CRG ISSUER 2017-1
By	CRG SERVICING LLC, acting by power of attorney

By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

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